EXHIBIT 23.1





               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports dated January 23, 1997, on our audit of the combined financial statements of Eye Associates, S.C. and Excimer Laser Associates, Ltd., and our report dated February 26, 1997, on our audit of the financial statements of West Suburban Eye Associates, Ltd. included in this Form 8-K into the Company's previously filed Form S-8 Registration Statement File No. 33-93712, Form S-8 Registration Statement File No. 33-93746, Form S-8 Registration Statement File No. 333-03460, Form S-8 Registration Statement File No. 333-03478, Form S-4 Registration Statement File No 333-00230, Form S-4 Registration Statement File No. 333-4406, Form S-4 Registration Statement File No. 333-09905, Form S-3 Registration Statement File No. 333-10531, Form S-3 Registration Statement File No. 333-11607, and Form S-8 Registration Statement File No. 333-15547.



                              ARTHUR ANDERSEN LLP





Dallas, Texas,
March 24, 1997